Exhibit 10.1

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MEDLEY LLC

Dated as of June 1, 2021

THE LIMITED LIABILITY COMPANY UNITS OF MEDLEY LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, PROVINCE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR PROVINCE, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGER AND THE APPLICABLE MEMBER. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS; THIS LIMITED LIABILITY COMPANY AGREEMENT; AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

FIFTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

MEDLEY LLC

This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Medley LLC (the “Company”), is made as of June 1, 2021 (the “Effective Date”) by and among Michelle Dreyer, as the Manager, and the Members whose names are set forth in the books and records of the Company.

R-E-C-I-T-A-L-S

WHEREAS, the Company was formed as a limited liability company pursuant to the Act upon the filing of the Certificate in the office of the Secretary of State of the State of Delaware and the execution of the Limited Liability Company Agreement of the Company, dated as of October 27, 2010;

WHEREAS, the Limited Liability Company Agreement of the Company, dated as of October 27, 2010, was amended and/or restated on December 14, 2012, April 1, 2013, December 27, 2013, May 29, 2014 and September 23, 2014, and as further amended February 3, 2021 (as so amended and restated, the “Original Agreement”);

WHEREAS, Medley Management Inc. (“Medley Management”) desires to and does hereby resign as managing member (the “Outgoing Managing Member”) of the Company, without transfer of its Units or resignation or withdrawal as a Member of the Company;

WHEREAS, in connection with the foregoing, the Outgoing Managing Member desires to further amend the Original Agreement to provide for separate “manager” and “member” roles in the Company;

WHEREAS, in accordance with the Original Agreement, the Outgoing Managing Member desires to appoint Michelle Dreyer as sole manager of the Company, to have only those rights, power, authority and authorization expressly set forth herein;

WHEREAS, Michelle Dreyer desires to and does hereby accept such appointment; and the parties hereto desire to amend and restate the Original Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, the Manager and Outgoing Managing Member hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.         Definitions. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” means, the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as it may be amended from time to time.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Assignee” has the meaning set forth in Section 8.07.

“Available Cash” means, with respect to any fiscal period, the amount of cash on hand which the Manager, in its sole discretion, deems available for distribution to the Members, taking into account all debts, liabilities and obligations of the Company then due and amounts which the Manager, in its sole discretion, deems necessary to expend or retain for working capital or to place into reserves for customary and usual claims with respect to the Company’s operations.

“Award Agreement” means any award agreement entered into by the Company with a Service Provider to whom the Company grants Units in connection with the issuance to such Service Provider of such Units.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money contributed to the Company and the fair market value of any property at the time contributed (other than money), net of any liabilities assumed by the Company upon contribution or to which such property is subject, contributed to the Company pursuant to Article V.

“Cause” with respect to any particular Member has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between the Company and such Member, or if none, then “Cause” means any of the following: (A) such Member's repeated failure to perform substantially his duties as a member, officer or representative of the Company or any of the Company’s subsidiaries (other than any such failure resulting from his Disability) which failure, whether committed willfully or negligently, has continued unremedied for more than thirty (30) days after the Company has provided written notice thereof; provided, that a failure to meet financial performance expectations shall not, by itself, constitute a failure by the Member to substantially perform his duties; (B) such Member's fraud or embezzlement; (C) such Member’s material dishonesty or breach of fiduciary duty against the Company or any of the Company’s subsidiaries; (D) such Member’s willful misconduct or gross negligence which is injurious to the Company or any of the Company’s subsidiaries; (E) any conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent) or that involves moral turpitude, or any willful or material violation by such Member of any federal, state or foreign securities laws; (F) any conviction of any other criminal act or act of material dishonesty, disloyalty or misconduct by such Member that has a material adverse effect on the property, operations, business or reputation of the Company or any of the Company’s subsidiaries; (G) the unlawful use (including being under the influence) or possession of illegal drugs by such Member on the premises of the Company or any of the Company’s subsidiaries while performing any duties or responsibilities with the Company or any of the Company’s subsidiaries; (H) the material violation by such Member of any rule or policy of the Company or any of the Company’s subsidiaries which violation has continued unremedied for more than thirty (30) days after the Company has provided written notice thereof; or (I) the material breach by such Member of any covenant undertaken in Article VIII herein, any effective Award Agreement, employment agreement or any written non-disclosure, non-competition, or non-solicitation covenant or agreement with the Company or any of the Company’s subsidiaries, which breach has continued unremedied for more than thirty (30) days after the Company has provided written notice thereof.

“Certificate” means the Certificate of Formation of the Company as filed in the office of the Secretary of State of the State of Delaware on April 27, 2010, as amended.

“Class” means the classes of Units into which the limited liability company interests in the Company may be classified or divided from time to time by the Manager in its sole discretion pursuant to the provisions of this Agreement. As of the date of this Agreement the only Class is the Class A Units. Subclasses within a Class shall not be separate Classes for purposes of this Agreement. For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement, including by the Manager in accordance with this Agreement, shall be deemed to be a class of limited liability company interests in the Company.

“Class A Units” means the Units of limited liability company interest in the Company designated as the “Class A Units” herein and having the rights pertaining thereto as are set forth in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Minimum Gain” has the meaning ascribed to the term "partnership minimum gain" set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Contingencies” has the meaning set forth in Section 9.03(a).

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Disability” with respect to any Member has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between the Company and such Member, or if none, then “Disability” means such Member’s incapacity due to physical or mental illness that: (a) shall have prevented such Member from performing his duties for the Company or any of the Company’s subsidiaries on a full-time basis for more than ninety (90) or more consecutive days or an aggregate of one hundred eighty (180) days in any 365-day period; or (b)(i) the Manager determines, in compliance with applicable law, is likely to prevent such Member from performing such duties for such period of time and (ii) thirty (30) days have elapsed since delivery to such Member of the determination of the Manager and such Member has not resumed such performance (in which case the date of termination in the case of a termination for “Disability” pursuant to this clause (b) shall be deemed to be the last day of such 30-day period).

“Disabling Event” means the Manager ceasing to be the Manager of the Company.

“Dissolution Event” has the meaning set forth in Section 9.02.

“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“ERISA” means The Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the exchange agreement dated as of September 23, 2014 among the Company, Medley Management, the Members of the Company from time to time party thereto, and the other parties thereto, as amended from time to time.

“Exchange Transaction” means an exchange of Units for shares of Class A common stock of Medley Management pursuant to, and in accordance with, the Exchange Agreement or, if Medley Management and the exchanging Member shall mutually agree, a Transfer of Units to Medley Management, the Company or any of their subsidiaries for other consideration.

“Fiscal Year” means, unless otherwise determined by the Manager in its sole discretion in accordance with Section 11.12, (i) the period commencing upon the formation of the Company and ending on December 31, 2011 or (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

“Incapacity” means, with respect to any Person, the bankruptcy, dissolution, termination, entry of an order of incompetence, or the insanity, permanent disability or death of such Person.

“Indemnitee” (a) the Manager, (b) any additional or substitute Manager, (c) any Person who is or was a Partnership Representative, officer, director, employer or Affiliate of the Manager or any additional or substitute Manager, (d) any officer, director, employer, or affiliate of the Manager or any additional or substitute Manager who is or was serving at the request of the Manager or any additional or substitute Manager as an officer, director, employee, member, Member, Partnership Representative, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (e) any Officer or other Person the Manager in its sole discretion designates as an “Indemnitee” for purposes of this Agreement and (f) any heir, executor or administrator with respect to Persons named in clauses (a) through (e).

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any Member, as the case may be.

“Liquidation Agent” has the meaning set forth in Section 9.03.

“Manager” means Michelle Dreyer, or any successor Manager appointed to the Company in accordance with the terms of this Agreement, in her capacity as the manager of the Company, which such Manager shall not at any time hold any Units.

“Member” means each of the Persons from time to time listed as a Member in the books and records of the Company, and, for purposes of Sections 8.01, 8.02, 8.02, 8.04, 8.05 and 8.06, any Personal Planning Vehicle of such Member.

“Members” means, at any time, each person listed as a Member on the books and records of the Company, in each case for so long as he, she or it remains a Member of the Company as provided hereunder.

“Officer” means each Person designated as an officer of the Company by the Manager pursuant to and in accordance with the provisions of Section 3.04, subject to any resolutions of the Manager appointing such Person as an officer of the Company or relating to such appointment. The Manager hereby ratifies and confirms the incumbent Officers of the Company as of the date hereof.

“Original Agreement” has the meaning set forth in the preamble of this Agreement.

“Outgoing Managing Member” has the meaning set forth in the Recitals to this Agreement.

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Personal Planning Vehicle” means, in respect of any Person that is a natural person, any other Person that is not a natural person designated as a “Personal Planning Vehicle” of such natural person in the books and records of the Company. Notwithstanding the foregoing, B. Taube 2014 Associates, LLC and Brook Taube Trust are Personal Planning Vehicles of Brook Taube and A. Taube 2014 Associates, LLC, S. Taube 2014 Associates, LLC and Seth and Angie Taube Trust are Personal Planning Vehicles of Seth Taube.

“Primary Indemnification” has the meaning set forth in Section 10.02(a).

“Service Provider” means any Member (in his, her or its individual capacity) or other Person, who at the time in question, is employed by or providing services to the Manager, the Company or any of its subsidiaries.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Similar Law” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and the Manager (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Total Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the number of Units (vested and unvested) then owned by such Member by the number of Units (vested and unvested) then owned by all Members.

“Transfer” means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution, exchange, mortgage, pledge, hypothecation or other disposition thereof, whether voluntarily or by operation of Law, directly or indirectly, in whole or in part, including, without limitation, the exchange of any Unit for any other security.

“Transferee” means any Person that is a permitted transferee of a Member’s interest in the Company, or part thereof.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means the Class A Units and any other Class of Units that is established in accordance with this Agreement, which shall constitute limited liability company interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

“Unvested Units” means those Units from time to time listed as unvested Units in the books and records of the Company.

“Vested Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the number of Vested Units then owned by such Member by the number of Vested Units then owned by all Members.

“Vested Units” means those Units listed as vested Units in the books and records of the Company, as the same may be amended from time to time in accordance with this Agreement.

ARTICLE II

FORMATION, TERM, PURPOSE AND POWERS

Section 2.01.         Formation. The Company was formed as a limited liability company under the provisions of the Act by the filing of the Certificate on April 27, 2010 and execution of the Original Agreement. If requested by the Manager, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Manager to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the laws of the State of Delaware, (b) if the Manager in its sole discretion deems it advisable, the operation of the Company as a limited liability company, or entity in which the Members have limited liability, in all jurisdictions where the Company proposes to operate and (c) all other filings required to be made by the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution, delivery and filing of the Certificate and each amendment thereto is hereby ratified, approved and confirmed by the Members.

Section 2.02.         Name. The name of the Company shall be, and the business of the Company shall be conducted under the name of “Medley LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Manager in its sole discretion may select from time to time. The Manager in its sole discretion may change the name of the Company (and amend this Agreement and the Certificate to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Members.

Section 2.03.         Term. The term of the Company commenced on the date of the filing of the Certificate, and the term shall continue until the dissolution of the Company in accordance with Article IX. The existence of the Company shall continue until cancellation of the Certificate in the manner required by the Act.

Section 2.04.         Offices. The Company may have offices at such places either within or outside the State of Delaware as the Manager from time to time may select in its sole discretion. As of the date hereof, the principal place of business and office of the Company is located at 280Park Avenue, 6th Floor East, New York, New York 10017.

Section 2.05.         Agent for Service of Process; Existence and Good Standing; Foreign Qualification.

(a)          The registered office of the Company in the State of Delaware shall be located at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be Corporation Service Company, 251 Little Falls Dr., Wilmington, New Castle County, Delaware 19808.

(b)          The Manager in its sole discretion may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Manager in its sole discretion may file or cause to be filed for recordation in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of formation and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members. The Manager in its sole discretion may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company to do business in any jurisdiction other than the State of Delaware.

Section 2.06.         Business Purpose. The Company was formed for the object and purpose of, and the nature and character of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

Section 2.07.         Powers of the Company. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act including, without limitation, the ownership and operation of the assets and other property contributed to the Company by the Members, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.06.

Section 2.08.         Members; Admission of New Members. Each of the Persons listed in the books and records of the Company, as the same may be amended from time to time in accordance with this Agreement, by virtue of its execution of the Original Agreement or this Agreement, are admitted as Members of the Company. The rights, duties and liabilities of the Members shall be as provided in the Act, except as is otherwise expressly provided herein, and the Members consent to the variation of such rights, duties and liabilities as provided herein. Subject to Section 8.09 with respect to substitute Members, a Person may be admitted from time to time as a new Member with the written consent of the Manager in its sole discretion. Each new Member shall execute and deliver to the Manager an appropriate supplement to this Agreement pursuant to which the new Member agrees to be bound by the terms and conditions of this Agreement, as it may be amended from time to time. A new Manager or substitute Manager may be admitted to the Company solely in accordance with Section 8.08 or Section 9.02(e) hereof.

Section 2.09.         Resignation. No Member shall have the right to resign as a member of the Company other than following the Transfer of all Units owned by such Member in accordance with Article VIII.

Section 2.10.         Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.

Section 2.11.         Concerning the Outgoing Managing Member. For the avoidance of doubt, it is expressly understood and agreed that, upon execution hereof, Medley Management (i) resigns as “Managing Member” (as such term was defined in the Original Agreement), (ii) retains all of its presently issued Units, (iii) continues as a Member of the Company with all right, powers, authority and authorization appurtenant thereto, (iv) consents to the appointment of Michelle Dreyer as Manager of the Company, (v) amends the Original Agreement in accordance with Section 11.12 thereof, (vi) waives any and all opinions or other conditions to such appointment, and (vii) confirms (a) that the Company shall continue without dissolution and (b) that this Agreement and the amendments herein do not materially and adversely affect the rights of a holder of Units.

ARTICLE III

MANAGEMENT

Section 3.01.         Manager

(a)          The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Manager, which may from time to time delegate authority to Officers or to others to act on behalf of the Company.

(b)          Without limiting the foregoing provisions of this Section 3.01, the Manager shall have the general power to manage or cause the management of the Company (which may be delegated to Officers of the Company), including, without limitation, to do all such acts as shall be authorized in this Agreement.

Section 3.02.         Compensation. Compensation for the services of Michelle Dreyer as Manager hereunder shall be as set forth in that certain service agreement between the Company and Corporation Service Company dated May 24, 2021 (the “Service Agreement”).

Section 3.03.         Expenses. The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also bear and/or reimburse the Manager for (i) any costs, fees or expenses incurred by the Manager in connection with serving as the Manager (including, without limitation, pursuant to the Service Agreement and (ii) all other expenses allocable to the Company or otherwise incurred by the Manager in connection with operating the Company’s business, provided that the Company shall not pay or bear any income tax obligations of the Manager. Reimbursements pursuant to this Section 3.03 shall be in addition to any reimbursement to the Manager as a result of indemnification pursuant to Section 10.02.

Section 3.04.         Officers. Subject to the direction and oversight of the Manager, the day-to-day administration of the business of the Company may be carried out by persons who may be designated as officers by the Manager, with titles including but not limited to “assistant secretary,” “assistant treasurer,” “chairman,” “chief executive officer,” “chief financial officer,” “chief operating officer,” “chief risk officer,” “director,” “general counsel,” “general manager,” “managing director,” “president,” “principal accounting officer,” “secretary,” “senior chairman,” “senior managing director,” “treasurer,” “vice chairman” or “vice president,” and as and to the extent authorized by the Manager in its sole discretion. The officers of the Company shall have such titles and powers and perform such duties as shall be determined from time to time by the Manager and otherwise as shall customarily pertain to such offices. Any number of offices may be held by the same person. In its sole discretion, the Manager may choose not to fill any office for any period as it may deem advisable. All officers and other persons providing services to or for the benefit of the Company shall be subject to the supervision and direction of the Manager and may be removed, with or without cause, from such office by the Manager and the authority, duties or responsibilities of any employee, agent or officer of the Company may be suspended by the Manager from time to time, in each case in the sole discretion of the Manager. The Manager shall not cease to be a Manager of the Company as a result of the delegation of any duties hereunder. No officer of the Company, in its capacity as such, shall be considered a Manager of the Company by agreement, as a result of the performance of its duties hereunder or otherwise.

Section 3.05.         Authority of Members. To the fullest extent permitted by applicable law, no Member, in its capacity as such, shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member have any right, authority or power to act for or on behalf of or bind the Company in his or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member. Except as expressly provided herein, the Units do not confer any rights upon the Members to participate in the affairs of the Company described in this Agreement. Except as expressly provided herein, no Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Manager. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Manager shall be the decision of the Company. . Notwithstanding the foregoing, the Company may from time to time appoint one or more Members as officers or employ one or more Members as employees, and such Members, in their capacity as officers or employees of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Manager.

Section 3.06.         Action by Written Consent or Ratification. Any action required or permitted to be taken by the Members pursuant to this Agreement shall be taken if all Members whose consent or ratification is required consent thereto or provide a consent or ratification in writing.

ARTICLE IV

DISTRIBUTIONS

Section 4.01.         Distributions

The Manager, in its sole discretion, may authorize distributions by the Company to the Members, which distributions shall be made pro rata in accordance with the Members’ respective Total Percentage Interests.

Section 4.02.         Liquidation Distribution. Distributions made upon dissolution of the Company shall be made as provided in Section 9.03.

Section 4.03.         Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Manager shall not make a distribution to any Member if such distribution would violate Section 18-607 of the Act or other applicable Law.

ARTICLE V

CAPITAL CONTRIBUTIONS

Section 5.01.         Initial Capital Contributions. The Members have made, on or prior to the date hereof, Capital Contributions and, in exchange, the Company has issued to the Members the number of Class A Units as specified in the books and records of the Company.

Section 5.02.         No Additional Capital Contributions. Except as otherwise provided in this Article V, no Member shall be required to make additional Capital Contributions to the Company without the consent of such Member or permitted to make additional capital contributions to the Company without the consent of the Manager, which may be granted or withheld in its sole discretion.

Section 5.03.         Tax Matters. The Company shall file as a C-corporation for federal, state, provincial and local income tax purposes, except where otherwise required by Law.

ARTICLE VI

BOOKS AND RECORDS; REPORTS

Section 6.01.         Books and Records

(a)          At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company in accordance with GAAP.

(b)          Except as limited by Section 6.01(c), each Member shall have the right to receive, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:

(i)          a copy of the Certificate and this Agreement and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Certificate and this Agreement and all amendments thereto have been executed; and

(ii)         promptly after their becoming available, copies of the Company’s U.S. federal income tax returns for the three most recent years.

(c)          The Manager may keep confidential from the Members, for such period of time as the Manager determines in its sole discretion, (i) any information that the Manager reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Manager believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential.

ARTICLE VII

COMPANY UNITS

Section 7.01.         Units. Limited liability company interests in the Company shall be represented by Units. At the execution of this Agreement, the Units are comprised of one Class: “Class A Units”. The Manager in its sole discretion may establish and issue, from time to time in accordance with such procedures as the Manager shall determine from time to time, additional Units, in one or more Classes or series of Units, or other Company securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, Classes and series of Units or other Company securities), as shall be determined by the Manager without the approval of any Member or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Company distributions; (ii) the rights of such Units upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units (including sinking fund provisions); (iv) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the Total Percentage Interest as to such Units; (vii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Manager being expressly authorized, in its sole discretion, to cause the Company to issue such Units for less than fair market value); and (viii) the right, if any, of the holder of such Units to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. The Manager in its sole discretion, without the approval of any Member or any other Person, is authorized (i) to issue Units or other Company securities of any newly established Class or any existing Class to Members or other Persons who may acquire an interest in the Company and (ii) to amend this Agreement to reflect the creation of any such new Class, the issuance of Units or other Company securities of such Class, and the admission of any Person as a Member which has received Units or other Company securities. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Units and Units of any other Class or series that may be established in accordance with this Agreement. All Units of a particular Class shall have identical rights in all respects as all other Units of such Class, except in each case as otherwise specified in this Agreement.

Section 7.02.         Register. The register of the Company shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member. Unless the Manager in its sole discretion shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Company.

Section 7.03.         Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable Law.

ARTICLE VIII

VESTING; FORFEITURE OF INTERESTS; TRANSFER RESTRICTIONS

Section 8.01.         Vesting of Unvested Units.

(a)          Unvested Units shall vest and shall thereafter be Vested Units for all purposes of this Agreement as agreed to in writing between the Manager and the applicable Member and reflected in the books and records of the Company.

(b)          The Manager in its sole discretion may authorize the earlier vesting of all or a portion of Unvested Units owned by any one or more Members at any time and from time to time, and in such event, such Unvested Units shall vest and thereafter be Vested Units for all purposes of this Agreement. Any such determination in the Manager’s discretion in respect of Unvested Units shall be final and binding. Such determinations need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(c)          Upon the vesting of any Unvested Units in accordance with this Section 8.01, the shall modify the books and records of the Company to reflect such vesting.

Section 8.02.         Forfeiture of Units

(a)          Except as otherwise agreed to in writing between the Manager and the applicable Person and reflected in the books and records of the Company, if a Person that is a Service Provider ceases to be a Service Provider for any reason, all Unvested Units held by such Person (or any Personal Planning Vehicle of such Person), and/or in which such Person (or any Personal Planning Vehicle of such Person) has an indirect interest, as set forth in the books and records of the Company, shall be immediately forfeited without any consideration, and any such Person (or any such Personal Planning Vehicle) shall cease to own or have any rights, directly or indirectly, with respect to such forfeited Unvested Units.

(b)          Except as otherwise agreed to in writing between the Manager and the applicable Person and reflected in the books and records of the Company, if the Manager determines in good faith that Cause exists with respect to any Person that is or was at any time a Service Provider, the Units (whether or not vested) held by such Person (or any Personal Planning Vehicle of such Person), and/or in which such Person (or any Personal Planning Vehicle of such Person) has an indirect interest, as set forth in the books and records of the Company, shall be immediately forfeited without any consideration, and any such Person (or any such Personal Planning Vehicle) shall cease to own or have any rights, directly or indirectly, with respect to such forfeited Units. Such determinations need not be uniform and may be made selectively among such Persons, whether or not such Persons are similarly situated, and shall not constitute the breach by the Manager or any of its directors, managers, officers or members of any duty (including any fiduciary duty) hereunder or otherwise existing at law, in equity or otherwise.

(c)          Upon the forfeiture of any Units in accordance with this Section 8.02, such Units shall be cancelled and the Manager shall modify the books and records of the Company to reflect such forfeiture and cancellation.

Section 8.03.         Member Transfers

(a)          Except as otherwise agreed to in writing between the Manager and the applicable Member and reflected in the books and records of the Company, no Member or Assignee thereof may Transfer (including pursuant to an Exchange Transaction) all or any portion of its Units or other interest in the Company (or beneficial interest therein) without the prior consent of the Manager, which consent may be given or withheld, or made subject to such conditions (including, without limitation, the receipt of such legal opinions and other documents that the Manager may require) as are determined by the Manager, in each case in the Manager’s sole discretion, and which consent may be in the form of a plan or program entered into or approved by the Manager, in its sole discretion. Any such determination in the Manager’s discretion in respect of Units shall be final and binding. Such determinations need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise. Any purported Transfer of Units that is not in accordance with, or subsequently violates, this Agreement shall be, to the fullest extent permitted by law, null and void.

(b)          Notwithstanding the foregoing, the parties hereto agree that the Manager shall not unreasonably withhold consent to any Transfer of Units (i) by will or intestacy; (ii) as a bona fide gift or gifts; (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the holder or the immediate family of such holder; (iv) to any immediate family member or other dependent of the holder; (v) as a distribution to limited partners, members or stockholders of the holder; (vi) to the holder’s affiliates or to any investment fund or other entity controlled or managed by the holder; (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (i) through (vi); or (viii) pursuant to an order of a court or regulatory agency.

(c)          Notwithstanding anything otherwise to the contrary in this Section 8.03, each Member may Transfer Units in Exchange Transactions pursuant to, and in accordance with, the Exchange Agreement; provided that such Exchange Transactions shall be effected in compliance with policies that the Manager may adopt or promulgate from time to time (including policies requiring the use of designated administrators or brokers) in its sole discretion.

(d)          Notwithstanding anything otherwise to the contrary in this Section 8.03, a Personal Planning Vehicle of a Member may Transfer Units: (i) to the donor thereof; (ii) if the Personal Planning Vehicle is a grantor retained annuity trust and the trustee(s) of such grantor retained annuity trust is obligated to make one or more distributions to the donor of the grantor retained annuity trust, the estate of the donor of the grantor retained annuity trust, the spouse of the donor of the grantor retained annuity trust or the estate of the spouse of the donor of the grantor retained annuity trust, to any such Persons; or (iii) upon the death of such Member, to the spouse of such Member or a trust for which a deduction under Section 2056 or 2056A (or any successor provisions) of the Code may be sought.

Section 8.04.         Mandatory Exchanges. The Manager may in its sole discretion at any time and from time to time, without the consent of any Member or other Person, cause to be Transferred in an Exchange Transaction any and all Units, except for Units held by any Person that is a Service Provider at the time in question and/or in which a Person that is a Service Provider at the time in question has an indirect interest as set forth in the books and records of the Company. Any such determinations by the Manager need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated. In addition, the Manager may, with the consent of Members whose Vested Percentage Interests exceed 66 2/3% of the Vested Percentage Interests of all Members in the aggregate, require all Members to Transfer in an Exchange Transaction all Units held by them.

Section 8.05.         Encumbrances. No Member or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Member unless the Manager consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the Manager, in the Manager’s sole discretion. Consent of the Manager shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.

Section 8.06.         Further Restrictions.

(a)          Notwithstanding any contrary provision in this Agreement, the Manager may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, with the written consent of the holder of such Units. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the Manager in its sole discretion with respect to all or a portion of the Units owned by any one or more Members at any time and from time to time, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(b)          Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Member or Assignee if:

(i)          such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(ii)         such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;

(iii)        such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the Manager to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise;

(iv)        to the extent requested by the Manager, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Manager, as determined in the Manager’s sole discretion; or

(v)         the Manager shall determine in its sole discretion that such Transfer would pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(c)          In addition, notwithstanding any contrary provision in this Agreement, to the extent the Manager shall determine that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h), the Manager may impose such restrictions on the Transfer of Units or other interests in the Company as the Manager may determine in its sole discretion to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(d)          To the fullest extent permitted by law, any Transfer in violation of this Article VIII shall be deemed null and void ab initio and of no effect.

Section 8.07.         Rights of Assignees. Subject to Section 8.06(b), the Transferee of any permitted Transfer pursuant to this Article VIII will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the distributions of income, gain, loss, deduction, credit or similar item to which the Member which transferred its Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Member. The transferring Member will remain a Member even if it has transferred all of its Units to one or more Assignees until such time as the Assignee(s) is admitted to the Company as a Member pursuant to Section 8.09.

Section 8.08.         Admissions, Resignations and Removals

(a)          No Person may be admitted to the Company as an additional Manager or substitute Manager without the prior written consent of each incumbent Manager, which consent may be given or withheld, or made subject to such conditions as are determined by each incumbent Manager, in each case in the sole discretion of each incumbent Manager. A Manager will not be entitled to resign as a Manager of the Company unless another Manager shall have been appointed hereunder (and not have previously been removed or resigned).

(b)          No Member will be removed or entitled to resign from being a Member of the Company except in accordance with Section 8.10 hereof. Any additional Manager or substitute Manager appointed as a Manager of the Company pursuant to this Section 8.08 is hereby authorized to, and shall, continue the Company without dissolution.

(c)          Except as otherwise provided in Article IX or the Act, no admission, substitution, resignation or removal of a Member will cause the dissolution of the Company. To the fullest extent permitted by law, any purported admission, resignation or removal that is not in accordance with this Agreement shall be null and void.

(d)         Notwithstanding anything herein or in the Act to the contrary, it is expressly understood and agreed that the Members of the Company shall have no right, power or authority to remove a Manager, or, other than as expressly set forth in Section 9.02(e) hereof, to appoint a Manager. Further, notwithstanding anything herein or in the Act to the contrary, the Members shall have no right, power or authority to amend this Agreement to remove or modify the foregoing limitations. In such event that the Members appoint a Manager pursuant to Section 9.02(e) hereof or, notwithstanding this section, attempt to remove a Manager, no such removal or appointment shall be effective for thirty (30) days after such appointment, during which such time, either the removed/replaced Manager or the Securities and Exchange Commission (or other similar agency or division) shall have the right to petition any court of competent jurisdiction in respect of such appointment or removal.

Section 8.09.         Admission of Assignees as Substitute Members. An Assignee will become a substitute Member only if and when each of the following conditions is satisfied:

(a)          the Manager consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the Manager, in each case in the Manager’s sole discretion;

(b)          if required by the Manager, the Manager receives written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a substitute Member) that are in a form satisfactory to the Manager (as determined in its sole discretion);

(c)          if required by the Manager, the Manager receives an opinion of counsel satisfactory to the Manager to the effect that such Transfer is in compliance with this Agreement and all applicable Law; and

(d)          if required by the Manager, the parties to the Transfer, or any one of them, pays all of the Company’s reasonable expenses connected with such Transfer (including, but not limited to, the reasonable legal and accounting fees of the Company).

Section 8.10.         Resignation and Removal of Members. Subject to Section 8.07, if a Member ceases to hold any Units, including as a result of a forfeiture of Units pursuant to Section 8.02, then such Member shall cease to be a Member and to have the power to exercise any rights or powers of a member of the Company, and shall be deemed to have resigned from the Company.

ARTICLE IX

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.01.         No Dissolution. Except as required by the Act, the Company shall not be dissolved by the admission of additional Members or resignation of Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated, wound up and terminated only pursuant to the provisions of this Article IX, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

Section 9.02.         Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Dissolution Event”):

(a)          the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act upon the finding by a court of competent jurisdiction that it is not reasonably practicable to carry on the business of the Company in conformity with this Agreement;

(b)          any event which makes it unlawful for the business of the Company to be carried on by the Members;

(c)          the written consent of all Members;

(d)          at any time there are no Members, unless the Company is continued in accordance with the Act;

(e)          the Incapacity or removal of the Manager or the occurrence of a Disabling Event with respect to the Manager; provided that the Company will not be dissolved or required to be wound up in connection with any of the events specified in this Section 9.02(e) if: (i) at the time of the occurrence of such event there is at least one other Manager of the Company who is hereby authorized to, and elects to, carry on the business of the Company; or (ii) all remaining Members consent to or ratify the continuation of the business of the Company and the appointment of another Manager of the Company, effective as of the event that caused the Manager to cease to be a Manager of the Company, within 120 days following the occurrence of any such event, which consent shall be deemed (and if requested each Member shall provide a written consent or ratification) to have been given for all Members if the holders of more than 50% of the Vested Units then outstanding agree in writing to so continue the business of the Company; or

(f)          the determination of the Manager in its sole discretion; provided that in the event of a dissolution pursuant to this clause (f), the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 9.03 below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, and to the extent that, with respect to any Class of Units, holders of not less than 90% of the Units of such Class consent in writing to a treatment other than as described above.

Section 9.03.         Distribution upon Dissolution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. Upon the winding up of the Company, the Manager, or any other Person designated by the Manager (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Company and shall, unless the Manager determines otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in the following order:

(a)          First, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Company (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this Section 9.03; and

(b)          The balance, if any, to the Members, pro rata in accordance with the Members’ respective Total Percentage Interests.

Section 9.04.         Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

Section 9.05.         Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Units in the manner provided for in this Article IX, and the Certificate shall have been cancelled in the manner required by the Act.

Section 9.06.         Claims of the Members. The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person.

Section 9.07.         Survival of Certain Provisions. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 10.02, 11.09 and 11.10 shall survive the termination of the Company.

ARTICLE X

LIABILITY AND INDEMNIFICATION

Section 10.01.         Liability of Members

(a)          No Member and no Affiliate, manager, member, employee or agent of a Member shall be liable for any debt, obligation or liability of the Company or of any other Member solely by reason of being a Member of the Company, except to the extent required by the Act.

(b)          This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member or Manager shall, to the fullest extent permitted by law, have duties (including fiduciary duties) to any other Member, Manager or to the Company, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(c)          To the extent that, at law or in equity, any Member or Manager has duties (including fiduciary duties) and liabilities relating thereto to the Company, to a Member, Manager or to a Person who is a party to or is otherwise bound by this Agreement, the Members and/or Manager acting under this Agreement will not be liable to the Company, to any such other Member, Manager or to any other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member and/or Manager otherwise existing at law or in equity, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members and/or Manager relating thereto.

(d)          The Manager may consult with legal counsel, accountants and financial or other advisors selected by it, and any act or omission taken by the Manager on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such Person as to matters the Manager reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice, and the Manager will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

(e)          Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement the Manager is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members, or (ii) in its “good faith” or under another expressed standard, such Manager shall act under such express standard and shall not be subject to any other or different standards.

Section 10.02.         Indemnification.

(a)          Exculpation and Indemnification. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Indemnitee shall be liable to the Company or any Member for any act or omission in relation to the Company or this Agreement or any transaction contemplated hereby taken or omitted by an Indemnitee unless such Indemnitee’s conduct constituted fraud, bad faith or willful misconduct. To the fullest extent permitted by law, as the same exists or hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Company shall indemnify any Indemnitee who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, including appeals, by reason of his or her or its status as an Indemnitee or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, including appeals; provided that such Indemnitee shall not be entitled to indemnification hereunder if, but only to the extent that, such Indemnitee’s conduct constituted fraud, bad faith or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.02(c), the Company shall be required to indemnify an Indemnitee in connection with any action, suit or proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the Manager and (ii) by or in the right of the Company only if the Manager has provided its prior written consent. The indemnification of an Indemnitee of the type identified in clause (d) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Indemnitee is entitled from (x) the relevant other Person (including any payment made to such Indemnitee under any insurance policy issued to or for the benefit of such Person or Indemnitee), and (y) the relevant Fund (if applicable) (including any payment made to such Indemnitee under any insurance policy issued to or for the benefit of such Fund or the Indemnitee) (clauses (x) and (y) together, the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Person or Fund shall be entitled to contribution or indemnification from or subrogation against the Company. The indemnification of any other Indemnitee shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such Indemnitee is entitled from any relevant insurance policy issued to or for the benefit of the Company or any Indemnitee. “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Manager (if any) or its affiliates.

(b)          Advancement of Expenses. To the fullest extent permitted by law, the Company shall promptly pay expenses (including attorneys’ fees) incurred by any Indemnitee in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 10.02 or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.02(c), the Company shall be required to pay expenses of an Indemnitee in connection with any action, suit or proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the Manager and (ii) by or in the right of the Company only if the Manager has provided its prior written consent.

(c)          Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Section 10.02 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Company, such Indemnitee may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable Law.

(d)          Insurance. (i) To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any person described in Section 10.02(a) against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 10.02 or otherwise.

(ii)         In the event of any payment by the Company under this Section 10.02, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee from any relevant other Person or under any insurance policy issued to or for the benefit of the Company, such relevant other Person, or any Indemnitee. Each Indemnitee agrees to execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

(iii)        The Company shall not be liable under this Section 10.02 to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Indemnitee has otherwise actually received such payment under this Section 10.02 or any insurance policy, contract, agreement or otherwise.

(e)          Non-Exclusivity of Rights. The provisions of this Section 10.02 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section 10.02 shall be deemed to be a contract between the Company and each person entitled to indemnification under this Section 10.02 (or legal representative thereof) who serves in such capacity at any time while this Section 10.02 and the relevant provisions of applicable Law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 10.02 shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 10.02 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any person whom the Company is obligated to indemnify pursuant to Section 10.02(a) shall be made to the fullest extent permitted by law. For the avoidance of doubt, it is understood and agreed that the indemnification set forth in the Original Agreement continues with respect to actions taken or omitted to be taken thereunder by any “Indemnitee” as defined therein..

For purposes of this Section 10.02, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

This Section 10.02 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 10.02(a).

ARTICLE XI

MISCELLANEOUS

Section 11.01.         Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.02.         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service (delivery receipt requested), by by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

(a)          If to the Company, to:

Medley LLC

280 Park Avenue, 6thd Floor East

New York, New York 10017

Attention: Chief Financial Officer

Email: richard.allorto@mdly.com

(b)          If to any Member, to:

c/o Medley LLC

280 Park Avenue, 6thd Floor East

New York, New York 10017

Attention: Chief Financial Officer

Email: richard.allorto@mdly.com

with a copy to:

c/o Medley LLC

280 Park Avenue, 6thd Floor East

New York, New York 10017

Attention: Chief Financial Officer

Email: richard.allorto@mdly.com

The Manager shall use commercially reasonable efforts to forward any such communication to the applicable Member’s address, email address as shown in the Company’s books and records.

(c)          If to the Manager, to:

Michelle Dreyer

c/o Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware 19808

Phone: (302) 636-5806

michelle.dreyer@cscgfm.com

Section 11.03.         Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

Section 11.04.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 11.05.         Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.

Each party hereto acknowledges and agrees that the parties hereto have participated collectively in the negotiation and drafting of this Agreement and that he or she or it has had the opportunity to draft, review and edit the language of this Agreement; accordingly, it is the intention of the parties that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.

Section 11.06.         Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.06.

Section 11.07.         Further Assurances. Each Member shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 11.08.         Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 11.09.         Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

Section 11.10.         Submission to Jurisdiction; Waiver of Jury Trial.

(a)          Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)          Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of paragraph (c) of this Section 11.10 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c)          (i) EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 11.10, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii)         The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 11.10 and such parties agree not to plead or claim the same.

Section 11.11.         Expenses. Except as otherwise specified in this Agreement, the Company shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with its operation.

Section 11.12.         Amendments and Waivers

(a)          This Agreement (including the Annexes hereto) may be amended, supplemented, waived or modified by the Manager in its sole discretion without the approval of any Member or other Person; provided that no amendment may materially and adversely affect the rights of a holder of Units, as such, other than on a pro rata basis with other holders of Units of the same Class without the consent of such holder (or, if there is more than one such holder that is so affected, without the consent of a majority in interest of such affected holders in accordance with their holdings of such Class of Units); provided further, however, that notwithstanding the foregoing, the Manager may, without the written consent of any Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (1) any amendment, supplement, waiver or modification that the Manager r determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of Units or any Class or series of equity interest in the Company pursuant to Section 7.01 hereof; (2) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement, including pursuant to Section 7.01 hereof; (3) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; (4) any amendment, supplement, waiver or modification that the Manager determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; and/or (5) a change in the Fiscal Year or taxable year of the Company and any other changes that the Manager determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company including a change in the dates on which distributions are to be made by the Company. If an amendment has been approved in accordance with this agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Manager and the other Members shall be deemed a party to and bound by such amendment.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(c)          Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Company’s property.

Section 11.13.         No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than pursuant to Section 10.02 hereof); provided, however that each employee, officer, director, agent or indemnitee of any Person who is bound by this Agreement or its Affiliates is an intended third party beneficiary of Section 11.10 and shall be entitled to enforce its rights thereunder.

Section 11.14.         Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 11.15.         Power of Attorney. Each Member, by its execution hereof, hereby makes, constitutes and appoints the Manager as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (b) all amendments to the Certificate required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Members have agreed to provide upon a matter receiving the agreed support of Members) deemed advisable by the Manager to carry out the provisions of this Agreement (including the provisions of Section 8.05) and Law or to permit the Company to become or to continue as a limited liability company or entity wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the Manager deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including, without limitation, the admission of additional Members or substituted Members pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the Manager to effect the liquidation and termination of the Company; and (f) all fictitious or assumed name certificates required or permitted (in light of the Company’s activities) to be filed on behalf of the Company.

Section 11.16.         Separate Agreements; Schedules. Notwithstanding any other provision of this Agreement, including Section 11.12, the Manager in its sole discretion may, or may cause the Company to, without the approval of any Member or other Person, enter into separate subscription, letter or other agreements with individual Members with respect to any matter, which have the effect of establishing rights under, or altering, supplementing or amending the terms of, this Agreement. The parties hereto agree that any terms contained in any such separate agreement shall govern with respect to such Member(s) party thereto notwithstanding the provisions of this Agreement. The Manager in its sole discretion may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the Manager. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever. Notwithstanding anything to the contrary, solely for U.S. federal income tax purposes, this Agreement, the tax receivable agreement dated as of September 23, 2014 among Medley Management and the other persons named therein, and any other separate agreement described in this Section 11.16 shall constitute a "partnership agreement" within the meaning of Section 706(c) of the Code.

Section 11.17.          Corporation Status. The Members intend to treat the Company as a C-corporation for U.S. federal income tax purposes and notwithstanding anything to the contrary herein, no election to the contrary shall be made.

Section 11.18.         Delivery by Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of email with scan or attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

MANAGER

/s/ Michelle Dreyer Name: Michelle Dreyer

OUTGOING MANAGING MEMBER:

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Title:	CFO

[Signature page – 5th A&R Limited Liability Company Agreement of Medley LLC]